Exhibit 10.10
EQUITY COMMONWEALTH

TIME-BASED LTIP UNIT AGREEMENT FOR EMPLOYEES

This Time-Based LTIP Unit Agreement (this “Agreement”) is made effective as of the Grant Date set forth on the Schedule to Time-Based LTIP Unit Agreement (the “Schedule”) attached hereto (the “Grant Date”), between the recipient set forth on the Schedule attached hereto (the “Recipient”), EQC Operating Trust (the “Trust”) and Equity Commonwealth (the “Company”).
In consideration of the mutual promises and covenants contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Grant of LTIP Units. Subject to the terms and conditions hereinafter set forth, the terms and conditions of the Equity Commonwealth 2015 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), and the terms and conditions of the Declaration of Trust of EQC Operating Trust, as it may be amended from time to time (the “Declaration”), the Company and the Trust together hereby grant to the Recipient, effective as of the Grant Date, an Award of OP Units under the Plan in the form of LTIP Units (as defined in the Declaration). The number of LTIP Units granted to the Recipient hereunder is set forth on the Schedule attached hereto. The LTIP Units so granted are hereinafter referred to as the “Time-Based LTIP Units.” Except as otherwise set forth herein, the Time-Based LTIP Units have the rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption and conversion as set forth in the Declaration. Upon the close of business on the thirtieth (30th) business day following the Grant Date (the “Final Acceptance Date”), if the terms and conditions of the Time-Based LTIP Units set forth in this Agreement, in the Declaration, and in the Plan are accepted, and if the Recipient has paid to the Trust a Capital Contribution (as defined in the Declaration) per Time-Based LTIP Unit in the amount, if any, set forth on the Schedule attached hereto, the Recipient shall receive the number of Time-Based LTIP Units specified on the Schedule attached hereto, effective as of the Grant Date, subject to the vesting, forfeiture, and other conditions set forth in this Agreement, in the Declaration, and in the Plan. For the avoidance of doubt, the Time-Based LTIP Units granted to the Recipient hereunder constitute OP Units under the Plan for all purposes of the Plan. The initial Economic Capital Account Balance (as defined in the Declaration) per Time-Based LTIP Unit is set forth on the Schedule attached hereto. Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.
2.    Acceptance of Agreement. Upon the close of business on the Final Acceptance Date, if the terms and conditions of the Time-Based LTIP Units set forth in this Agreement and in the Plan are accepted by the Recipient, and if the Recipient has paid to the Trust the Capital Contribution, if any, set forth on the Schedule attached hereto, then the Recipient, unless he or she is already a Unitholder (as defined in the Declaration), shall automatically and without further action on the Recipient’s part, be deemed to be admitted as a Unitholder of the Trust, as of the Grant Date, with beneficial ownership of the Time-Based LTIP Units. Thereupon, the Recipient shall have all the rights of a Unitholder of the Trust with respect to the Time-Based LTIP Units, as set forth in the Declaration, subject, however, to the restrictions and conditions specified herein, in the Declaration, and in the Plan. The Recipient shall be designated as an Additional Unitholder (as defined in the Declaration) and shall be bound by the terms and provisions of the Declaration, including the power of attorney set forth in Section 14.11 of Annex A to the Declaration. In order to confirm receipt of this

Agreement, the Recipient must execute this Agreement, which execution shall be deemed to constitute execution of the Declaration.

3.    Vesting; Forfeiture.
(a)    Subject to Sections 3(b) and 4 hereof, the Time-Based LTIP Units shall vest as follows: (i) 25% of the Time-Based LTIP Units shall vest on the “Committee Date” (as such term is defined below) in February of the calendar year during which the second anniversary of the Grant Date occurs, (ii) 25% of the Time-Based LTIP Units shall vest on the Committee Date in February of the calendar year during which the third anniversary of the Grant Date occurs, and (iii) 50% of the Time-Based LTIP Units shall vest on the Committee Date in February of the calendar year during which the fourth anniversary of the Grant Date occurs. For purposes of this Agreement, the term “Committee Date” means either (x) the date in February of the applicable calendar year on which the Committee meets to determine the level of achievement of the performance criteria with respect to any performance-based equity awards or, (y) if there are no such awards for which performance is required to be measured during the applicable calendar year, as determined by the Committee, the first date in February of such calendar year on which the Committee meets or takes an action by unanimous written consent. Any Time-Based LTIP Units not vested as of any date are herein referred to as “Unvested Time-Based LTIP Units.”
(b)    Subject to Section 4(a) hereof, in the event the Recipient’s employment with the Company, the Trust and the Affiliates is terminated, all Unvested Time-Based LTIP Units shall be forfeited by the Recipient as of the date of the Recipient’s termination of employment.
4.    Termination of Employment; Change in Control.
(a)    If the Recipient’s employment is terminated (i) by the Company, the Trust or an Affiliate without Cause, (ii) by the Recipient for “Good Reason” (as such term is defined in Section 4(c) hereof), (iii) due to the Recipient’s “Retirement” (as such term is defined in Section 4(c) hereof), or (iv) due to the Recipient’s death or Disability (such termination, a “Qualified Termination”), then the Time-Based LTIP Units shall become vested as of the date of the termination of the Recipient’s employment on a pro rata basis, determined based on (x) the number of days that have elapsed from the Grant Date through the date the Recipient ceases to be an employee of the Company, the Trust or an Affiliate, compared to (y) the total number of days during the period commencing on the Grant Date and ending on the fourth anniversary of the Grant Date. Notwithstanding the foregoing, if the Recipient’s Qualified Termination occurs within twelve (12) months after a Change in Control in which the Time-Based LTIP Units are assumed by the acquirer or surviving entity in the Change in Control transaction, then the Time-Based LTIP Units shall become fully vested as of the date of the termination of the Recipient’s employment.
(b)    If a Change in Control occurs prior to the fourth anniversary of the Grant Date and while the Recipient is an employee of the Company, the Trust or an Affiliate, and the Time-Based LTIP Units are not assumed by the acquirer or surviving entity in the Change in Control transaction, then the Recipient’s Unvested Time-Based LTIP Units shall become fully vested as of the date of the Change in Control. Notwithstanding the foregoing, to the extent necessary for the Recipient to avoid taxes and/or penalties under Section 409A of the Code, a Change in Control shall not be deemed to occur unless it constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations promulgated under Section 409A of the Code.

(c)    For purposes of this Agreement, the term “Good Reason” shall mean, unless otherwise provided in an applicable agreement between the Recipient and the Company, the Trust or an Affiliate, the occurrence of one or more of the following without the Recipient’s express written consent, which circumstances are not remedied by the Company or the Trust within thirty (30) days of its receipt of a written notice from the Recipient describing the applicable circumstances (which notice must be provided by the Recipient within ninety (90) days of the Recipient’s knowledge of the applicable circumstances): (i) any material, adverse change in the Recipient’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Recipient’s base salary or bonus opportunity; or (iii) a geographical relocation of the Recipient’s principal office location by more than fifty (50) miles. For purposes of this Agreement, the term “Retirement” shall mean retirement from active employment with the Company, the Trust or an Affiliate pursuant to its relevant policy on retirement as determined by the Committee, or, if no such policy is in place, retirement from active employment with the Company, the Trust or an Affiliate on or after age 65.
5.    Distributions. The Recipient shall be entitled to distributions on the Time-Based LTIP Units in accordance with the terms and provisions of the Declaration. For purposes of the Declaration, (i) the Distribution Participation Date (as defined in the Declaration) for the Time-Based LTIP Units (regardless of vesting) shall be the Grant Date, and (ii) for the avoidance of doubt, no Special LTIP Unit Distribution (as defined in the Declaration) shall be payable with respect to the Time-Based LTIP Units.
6.    Conversion. The Time-Based LTIP Units shall be subject to conversion into Class A Units (as defined in the Declaration) in accordance with the terms and provisions of the Declaration.
7.    Transferability of Time-Based LTIP Units. The Time-Based LTIP Units shall be subject to the restrictions on transfer set forth in the Declaration and the Plan. Following any transfer of the Time-Based LTIP Units, the Time-Based LTIP Units shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer and the provisions of Section 4 hereof relating to termination of employment shall continue to be applied with respect to the original Recipient of the Time-Based LTIP Units. Notwithstanding any transfer made by the Recipient pursuant to this Section 7, the Recipient (or the Recipient’s beneficiary or estate, as applicable) shall be responsible for all income and other taxes associated with the Time-Based LTIP Units.
8.    Legends. The records of the Trust evidencing the Time-Based LTIP Units shall bear an appropriate legend, as determined by the Trust in its sole discretion, to the effect that such Time-Based LTIP Units are subject to restrictions as set forth in this Agreement, in the Plan, and in the Declaration.
9.    Tax Withholding. The Company and the Trust shall have the right to withhold or cause to be withheld from any compensation paid to the Recipient pursuant to the Plan, the amount of any required withholding taxes in respect of the Time-Based LTIP Units and to take all such other action as the Company and the Trust deem necessary to satisfy all obligations for the payment of such withholding taxes. The Recipient agrees that if the amount payable to the Recipient by the Company in the ordinary course is insufficient to pay such withholding taxes, then the Recipient shall, upon the request of the Company or the Trust, pay to the Company or the Trust, as applicable, an amount sufficient to satisfy its tax withholding obligations.
10.    Investment Representation. The Recipient hereby makes the covenants, representations, and warranties set forth on Exhibit A attached hereto as of the date of acceptance of this Agreement and on each applicable vesting date, as set forth above, to the Company and the

Trust. All of such covenants, warranties, and representations shall survive the execution of this Agreement by the Recipient. The Recipient shall immediately notify the Trust upon discovering that any of the representations or warranties set forth on Exhibit A were false when made or have, as a result of changes in circumstances, become false.
11.    Code Section 83(b) Election. The Recipient hereby agrees to make an election to include in gross income in the year of grant the Time-Based LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit B and to supply the necessary information in accordance with the regulations promulgated thereunder. The Recipient agrees to file the election (or to permit the Trust to file such election on the Recipient’s behalf) within thirty (30) days after the Grant Date with the IRS Service Center at which the Recipient files his or her personal income tax returns, and to provide an executed copy of such election to the Trust and the Company. THE RECIPIENT ACKNOWLEDGES THAT IT IS THE RECIPIENT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S OR THE TRUST’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF THE RECIPIENT REQUESTS THE COMPANY, THE TRUST, OR THEIR RESPECTIVE REPRESENTATIVES TO MAKE THIS FILING ON THE RECIPIENT’S BEHALF. THE RECIPIENT IS RELYING SOLELY ON THE RECIPIENT’S OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER TO FILE ANY CODE SECTION 83(b) ELECTION AND REGARDING THE ACCURACY AND TIMELINESS OF SUCH FILING.
12.    Profits Interest. The Company, the Trust, and the Recipient acknowledge and agree that the Time-Based LTIP Units are hereby issued to the Recipient for the performance of services to or for the benefit of the Trust in the Recipient’s capacity as a Unitholder or in anticipation of becoming a Unitholder. The Company, the Trust, and the Recipient intend that (a) the Time-Based LTIP Units be treated as “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto, including, without limitation, Internal Revenue Service Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Internal Revenue Service Revenue Procedure 2001-43, 2001-2 C.B. 191; (b) the issuance of such interests not be a taxable event to the Trust or the Recipient as provided in such Revenue Procedures; and (c) the Declaration, the Plan, and this Agreement be interpreted consistently with such intent. The Recipient is urged to consult with the Recipient’s own tax advisor regarding the tax consequences of the receipt of Time-Based LTIP Units, the vesting of Time-Based LTIP Units, the conversion of Time-Based LTIP Units into Class A Units, the holding of Time-Based LTIP Units and Class A Units, the redemption or other disposition of Class A Units, and the acquisition, holding, and disposition of shares of Stock.
13.    Miscellaneous.
(a)    Amendments. Neither this Agreement nor any provision hereof may be changed or modified except by an agreement in writing executed by the Recipient, the Company and the Trust; provided, however, that any change or modification that does not adversely affect the rights hereunder of the Recipient, as they may exist immediately prior to the effective date of such change or modification, may be adopted by the Committee without an agreement in writing executed by the Recipient, and the Committee shall give the Recipient written notice of such change or modification reasonably promptly following the adoption of such change or modification.
(b)    Binding Effect of the Agreement. This Agreement shall inure to the benefit of, and be binding upon, the Company, the Trust, the Recipient and their respective estates, heirs, executors, transferees, successors, assigns and legal representatives.

(c)    Section 409A. This Agreement is intended to comply with, or be exempt from, the requirements of Section 409A of the Code and any regulations or other effective guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service, and shall be construed and interpreted in a manner that is consistent with such intent. To the extent that the Company or the Trust determines that the Recipient would be subject to the additional taxes or penalties imposed on certain nonqualified deferred compensation plans pursuant to Section 409A of the Code as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional taxes or penalties. The nature of any such amendment shall be determined by the Committee.
(d)    Provisions Separable. In the event that any of the terms of this Agreement shall be or become or is declared to be illegal or unenforceable by any court or other authority of competent jurisdiction, such terms shall be null and void and shall be deemed deleted from this Agreement, and all the remaining terms of this Agreement shall remain in full force and effect.
(e)    Notices. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or by facsimile or sent by registered certified mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

To the Recipient:	To the Recipient’s address as set forth on the Schedule attached hereto.
To the Company

or the Trust:	Equity Commonwealth Two North Riverside Plaza, Suite 2100 Chicago, IL 60606 Attn: Secretary
(f)    Construction. The headings and subheadings of this Agreement have been inserted for convenience only, and shall not affect the construction of the provisions hereof. All references to sections of this Agreement shall be deemed to refer as well to all subsections which form a part of such section.
(g)    No Right to Continued Employment. This Agreement shall not be construed as an agreement by the Company, the Trust or any Affiliate to employ or otherwise retain in any position the Recipient, nor is the Company, the Trust or any Affiliate obligated to continue employing or otherwise retaining in any position the Recipient by reason of this Agreement or the grant of Time-Based LTIP Units to the Recipient hereunder.
(h)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
(i)    Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed under seal, as of the date first above written.

EQUITY COMMONWEALTH

By: Orrin S. Shifrin
Title: Executive Vice President, General Counsel and Secretary

RECIPIENT:

Signature: ____________________________
Printed Name:
Address:

Exhibit A
RECIPIENT’S COVENANTS, REPRESENTATIONS, AND WARRANTIES
The Recipient hereby represents, warrants, and covenants as follows:
(a)    The Recipient has received and had an opportunity to review the following documents (the “Background Documents”):
(i)    The Company’s latest Annual Report to Shareholders;
(ii)    The Company’s Proxy Statement for its most recent Annual Meeting of Shareholders;
(iii)    The Company’s Report on Form 10-K for the fiscal year most recently ended;
(iv)    The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
(v)    Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the later of the Form 10-K described in clause (iii) above and the Form 10-Q described in clause (iv) above;
(vii)    The Declaration; and
(viii)    The Plan.
The Recipient also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Trust prior to the determination by the Trust of the suitability of the Recipient as a holder of Time-Based LTIP Units shall not constitute an offer of Time-Based LTIP Units until such determination of suitability shall be made.
(b)    The Recipient hereby represents and warrants that:
(i)    The Recipient either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Recipient, together with the business and financial experience of those persons, if any, retained by the Recipient to represent or advise him, her, or it with respect to the grant to him, her, or it of Time-Based LTIP Units, the potential conversion of Time-Based LTIP Units into Class A Units of the Trust (“Class A Units”) and the potential redemption of such Class A Units for common shares of beneficial interest, par value $0.01 per share, of the Company (“Shares”), has such knowledge, sophistication, and experience in financial and business matters and in making investment decisions of this type that the Recipient (I) is capable of evaluating the merits and risks of an investment in the Trust and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his, her, or its own interest or has engaged representatives or advisors to assist him, her, or it in protecting his, her, or its interests, and (III) is capable of bearing the economic risk of such investment.
(ii)    The Recipient understands that (A) the Recipient is responsible for consulting his, her, or its own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local, or other taxing jurisdiction to which the Recipient is or by reason of the Award of Time-Based LTIP Units may become subject, to his, her, or its particular situation; (B) the Recipient has not received or relied upon business or tax advice from the Company, the

Trust, or any of their respective employees, officers, directors, shareholders, agents, consultants, advisors, or any affiliates of any of them in their capacity as such; (C) the Recipient provides or will provide services to the Trust on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Trust, as the Recipient believes to be necessary and appropriate to make an informed decision to accept this Award of Time-Based LTIP Units; and (D) an investment in the Trust and/or the Company involves substantial risks. The Recipient has been given the opportunity to make a thorough investigation of matters relevant to the Time-Based LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Trust and the Company and their respective activities (including, but not limited to, the Background Documents). The Recipient has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Recipient to verify the accuracy of information conveyed to the Recipient. The Recipient confirms that all documents, records, and books pertaining to his, her, or its receipt of Time-Based LTIP Units which were requested by the Recipient have been made available or delivered to the Recipient. The Recipient has had an opportunity to ask questions of and receive answers from the Trust and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the Time-Based LTIP Units. The Recipient has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Recipient by the Trust or the Company. The Recipient did not receive any tax, legal, or financial advice from the Trust or the Company and, to the extent it deemed necessary, has consulted with its own advisors in connection with its evaluation of the Background Documents, this Agreement, and the Recipient’s receipt of Time-Based LTIP Units.
(iii)    The Time-Based LTIP Units to be issued, the Class A Units issuable upon conversion of the Time-Based LTIP Units, and any Shares issued in connection with the redemption of any such Class A Units will be acquired for the account of the Recipient for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Recipient’s right (subject to the terms of the Time-Based LTIP Units, the Plan, and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her Time-Based LTIP Units, Class A Units, or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.
(iv)    The Recipient acknowledges that (A) neither the Time-Based LTIP Units to be issued, nor the Class A Units issuable upon conversion of the Time-Based LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Time-Based LTIP Units or Class A Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Trust and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Recipient contained herein, (C) such Time-Based LTIP Units, or Class A Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such Time-Based LTIP Units and Class A Units, (E) neither the Trust nor the Company has made any representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act (“Rule 144”), will be available, and that if an exemption under Rule 144 is available at all, it will not be available until all applicable terms and conditions of Rule 144 have been satisfied, (F) neither the Trust nor the Company has made any agreements, covenants, or undertakings whatsoever to register the transfer of the Time-Based LTIP Units under the Securities Act, and (G) neither the Trust nor the Company has any obligation or intention to register such Time-Based LTIP Units or the Class A Units issuable upon conversion of the Time-

Based LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except that, upon the redemption of the Class A Units for Shares, the Company intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (i) the Recipient is eligible to receive such Shares under the Plan at the time of such issuance, and (ii) the Company has filed an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Recipient hereby acknowledges that because of the restrictions on transfer or assignment of such Time-Based LTIP Units acquired hereby and the Class A Units issuable upon conversion of the Time-Based LTIP Units which are set forth in the Declaration or this Agreement, the Recipient may have to bear the economic risk of his, her, or its ownership of the Time-Based LTIP Units acquired hereby and the Class A Units issuable upon conversion of the Time-Based LTIP Units for an indefinite period of time.
(v)    The Recipient has determined that the Time-Based LTIP Units are a suitable investment for the Recipient.
(vi)    No representations or warranties have been made to the Recipient by the Trust or the Company, or any employee, officer, director, shareholder, agent, consultant, advisors, or affiliate of any of them, and the Recipient has received no information relating to an investment in the Trust or the Time-Based LTIP Units except the information specified in paragraph (a) above.
(c)    So long as the Recipient holds any Time-Based LTIP Units, the Recipient shall disclose to the Trust in writing such information as may be reasonably requested with respect to ownership of Time-Based LTIP Units as the Trust may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the Trust or to comply with requirements of any other appropriate taxing authority.
(e)    The address set forth on the Schedule attached to this Agreement is the address of the Recipient’s principal residence, and the Recipient has no present intention of becoming a resident of any country, state, or jurisdiction other than the country and state in which such residence is sited.
(f)    The representations of the Recipient as set forth above are true and complete to the best of the information and belief of the Recipient, and the Company and the Trust shall be notified promptly of any changes in the foregoing representations.

Exhibit B
ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.    The name, address, and social security number of the undersigned:
Name:
Address:

Social Security No.:
2.    Description of property with respect to which the election is being made:
The election is being made with respect to ______ Time-Based LTIP Units in EQC Operating Trust (the “Trust”).
3.    The date on which the property was transferred is _____________, 2018.
4.    The taxable year to which this election relates is calendar year 2018.
5.    Nature of restrictions to which the property is subject:
(a)    With limited exceptions, until the Time-Based LTIP Units vest, the Time-Based LTIP Units may not be transferred in any manner without the consent of the Trust.
(b)    The Time-Based LTIP Units are subject to the provisions of a Time-Based LTIP Unit Agreement between the undersigned, the Trust, and Equity Commonwealth. The Time-Based LTIP Units are subject to vesting and forfeiture terms and conditions under the terms of the Time-Based LTIP Unit Agreement.

6.
The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the Time-Based LTIP Units with respect to which this election is being made was $__ per Time-Based LTIP Unit.

7.	The amount paid by the Taxpayer for the Time-Based LTIP Units was $__ per Time-Based LTIP Unit.

8.	A copy of this statement has been furnished to the Trust and to its sole trustee, Equity Commonwealth.
Dated: _______________________        ________________________
(Sign Name)

________________________
(Print Name)

PROCEDURES FOR RECIPIENT MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code Section 83(b) in order for the election to be effective:1

1.	You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Time-Based LTIP Units.

2.	At the same time you file the election form with the IRS, you must also give a copy of the election form to the Trust.

1 The election may create tax consequences for you. You are advised to consult your tax advisor.

Schedule to Time-Based LTIP Unit Agreement
(See Attachment)

Company Name                Equity Commonwealth
Recipient Id
Recipient Name
Recipient Address
Grant Type                    Time-Based LTIP Unit Award
Number of Units
Grant Date                    January 29, 2018
Capital Contribution Amount (per Unit)
Economic Capital Account Balance (per Unit)